Exhibit 99.1

Castellum, Inc. Announces Alan R. Lynn to Join Advisory Board

Castellum, Inc. (NYSE American: CTM) announces Alan “Al” Lynn has joined the Company’s Advisory Board - http://castellumus.com/

POTOMAC, Md., Jan. 13, 2023 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE American: CTM) announces Alan “Al” Lynn has joined the Company’s Advisory Board. Castellum’s Advisory Board seats experienced business leaders and senior cybersecurity / information technology (IT) executives with business, government, and technical expertise useful in fostering the growth of the Company.

“Al is an incredible addition to the Castellum Advisory Board,” said Mark Fuller, CEO of Castellum. “Al brings experience in technology innovation in a Fortune 50 company that opened new markets and expanded relationships with existing customers. He will work closely with senior management as we refine our strategic plan related to cyber and technology.”

Al Lynn most recently worked at Cisco Systems where he was the Vice President of Engineering for Cisco’s Emerging Technology and Incubations Group creating new inventions in software and hardware. Al retired as a US Army Lieutenant General with a distinguished military career with highlights that include serving as the Director of DISA, Commander JFHQ-DODIN for CYBERCOM, Commander of NETCOM, and Commander of SIGCoE and US Army Ft. Gordon along with experiences spanning the cyber and electronic warfare battlefields.

Al received his BA from California University of Pennsylvania and his master’s degree from the Industrial College of the Armed Forces.

About Castellum, Inc.:

Castellum, Inc. (NYSE American: CTM) is a defense-oriented technology company which is executing strategic acquisitions in the cyber security, information technology and software, information warfare, and electronic warfare and engineering services space - http://castellumus.com/.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters disclosed at www.otcmarkets.com. These risks and uncertainties could cause the company’s actual results to differ materially from those indicated in the forward-looking statements.

Contact:

Mark Fuller, CEO

info@castellumus.com

301-961-4895

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/b5d94579-3eaf-40a4-b761-21d3aea993f7